Exhibit 15.3

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

April 28, 2023

111, Inc.

3-5/F, No. 295 ZuChongZhi Road,

Pudong New Area

Shanghai, 201203

The People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information — Permissions Required from the PRC Authorities for Our Operations,” and “Item 3. Key Information — D. Risk Factors,” in 111, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission in the month of April 2023.

Yours faithfully,

/s/ Commerce & Finance Law Offices